EXHIBIT 10.15


                    STOCK OPTION AGREEMENT PURSUANT TO THE
                      JOSTENS, INC. STOCK INCENTIVE PLAN

     THIS STOCK OPTION AGREEMENT (this "Agreement") is made as of May 10, 2000 (the "Effective Date"), between Jostens, Inc., a Minnesota corporation (the "Company"), and William Priesmeyer (the "Optionee").

                                R E C I T A L S
                                - - - - - - - -

     A. The Company has adopted the Jostens, Inc. Stock Incentive Plan (the "Plan"), a copy of which is attached hereto as Exhibit 1.

     B. The Company desires to grant the Optionee the opportunity to acquire a proprietary interest in the Company to encourage the Optionee's contribution to the success and progress of the Company.

     C. In accordance with the Plan, the Committee (as defined in the Plan) has granted to the Optionee a non-qualified option to purchase shares of Class A Stock, $0.33 par value per share, of the Company (the "Class A Stock") subject to the terms and conditions of the Plan and this Agreement.

                                   AGREEMENTS
                                   ----------

     1.   Definitions.  Capitalized terms used herein shall have the following
          -----------
meanings:

          "Act" is defined in Section 10(a).

          "Agreement" means this Stock Option Agreement.

          "Annual Valuation" is defined in Section 9(d).

          "Appraisers" is defined in Section 9(d).

          "Approved Sale" means a transaction or a series of related transactions which results in a bona fide, unaffiliated change of economic
                                ---- ----
beneficial ownership of the Company or its business of greater than 50% (disregarding for this purpose any disparate voting rights attributable to the outstanding stock of the Company), whether pursuant to the sale of the stock of the Company, the sale of the assets of the Company, or a merger or consolidation (other than a sale of stock by an Initial Stockholder to (i) another Initial Stockholder or affiliate thereof, or (ii) a non-U.S. entity with respect to which an Initial Stockholder or affiliate thereof has an administrative relationship).

          "Articles of Incorporation" means the Articles of Incorporation of the Company, as amended or restated from time to time.

          "Cause" means (A) the Optionee's gross misconduct; (B) the Optionee's willful and continued failure to perform substantially his or her duties with the Company (other than any such failure relating to changes in the Optionee's duties that constitute Good Reason (as defined below) after a demand for substantial performance is delivered to the Optionee by the Board which specifically identifies the manner in which the Board believes that the Optionee has not substantially performed his or her duties and provides for a reasonable period of time within which the Optionee may take corrective measures, or (C) the Optionee's conviction (including a plea of nolo contendere) of willfully
                                               ---- ----------
engaging in illegal conduct constituting a felony or gross misdemeanor under federal or state law which is materially and demonstrably injurious to the Company or which impairs the Optionee's ability to perform substantially his or her duties with the Company.

          "Class A Stock" is defined in recital C.

          "Closing Date" means May 10, 2000.

          "Company" is defined in the preamble.

          "EBITDA" is defined in Section 3(a).

          "Effective Date" is defined in the preamble.

          "Endorsed Certificate" is defined in Section 9(a).

          "Exercise Price" is defined in Section 2.

          "Fair Market Value" means the value of a Share, as of the Termination Date, calculated pursuant to Section 9(d).

          "Fiscal Year" means the fiscal year of the Company.

          "Good Reason" means, unless the Optionee shall have consented in writing thereto, any of the following: (A) a change in the Optionee's title(s), status, position(s), authority, duties or responsibilities as an executive of the Company as in effect at the effective time of the Merger (other than any change directly attributable to the fact that the Company is no longer publicly owned); provided, however, that Good Reason does not include a change in the Optionee's title(s), status, position(s), authority, duties or responsibilities caused by an insubstantial and inadvertent action that is remedied by the Company promptly after receipt of notice of such change given by the Optionee,
(B) a reduction by the Company in the Optionee's base pay, or an adverse change in the form or timing of the payment thereof, as in effect at the effective time of the Merger or as thereafter increased or by a reduction in the Optionee's target annual incentive award as in effect at the effective time of the Merger or as thereafter increased, (C) the failure by the Company to cover the Optionee under benefit plans that, in the aggregate, provide substantially similar benefits to the Optionee and/or his or her family and dependents as a substantially similar total cost to the Optionee (e.g., premiums, deductibles, co-pays, out-of-pocket maximums, required contributions, taxes and the like) relative to the benefits and total costs under the benefit plans in which the Optionee (and/or his or her family or dependents) is participating at any time during the 90-day period immediately preceding the effective time of the Merger,
(D) the Company's requiring the Optionee to be based more than 30 miles from where his or

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her office is located immediately prior to the effective time of the Merger, except for required travel on the Company's business, and then only to the extent substantially consistent with the business travel obligations which the Optionee undertook on behalf of the Company during the 180-day period immediately preceding the effective time of the Merger, (E) any purported termination by the Company of the Optionee's employment which is not properly effected pursuant to the terms of the Company's Executive Change in Control Severance Pay Plan or (F) any refusal by the Company to continue to allow the Optionee to attend to matters or engage in activities not directly related to the business of the Company which, at any time prior to the effective time of the Merger, the Optionee was not expressly prohibited by the Company from attending to or engaging in.

          "Initial Public Offering" means the sale of any of the common stock of the Company pursuant to a registration statement that has been declared effective under the Act, if as a result of such sale (i) the issuer becomes a reporting company under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and (ii) such stock is traded on the New York Stock Exchange or the American Stock Exchange, or is quoted on the NASDAQ National Market System or is traded or quoted on any other national stock exchange or national securities system.

          "Initial Stockholders" means the shareholders of the Company who became shareholders as of the Closing Date (other than any such shareholders who are also employees of the Company or were shareholders of the Company prior to the Closing Date).

          "Option" is defined in Section 2.

          "Optionee" is defined in the preamble.

          "Option Shares" is defined in Section 2.

          "Permanent Disability" means the failure by the Optionee to render full-time employment services to the Company for an aggregate of sixty (60) business days in any continuous period of six (6) months on account of physical or mental disability.

          "Plan" is defined in recital A.

          "Put Period" and "Put Right" are defined in Section 9(b).

          "Repurchase Period" and "Repurchase Right" are defined in Section
9(a).

          "Retirement" means age 65.

          "Subsidiary" means any joint venture, corporation, partnership, limited liability company or other entity as to which the Company, whether directly or indirectly, has more than 50% of the (i) voting rights or (ii) rights to capital or profits.

          "Termination Date" means the date on which the Optionee ceases to be employed by the Company for any reason.

     2.   Grant of Option.  The Company grants to the Optionee the right and
          ---------------
option (the "Option") to purchase, on the terms and conditions hereinafter set forth, all or any part of

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

the number of shares of Class A Stock set forth below the Optionee's signature below (the "Option Shares"), at the purchase price of $25.25 per Share (as such amount may be adjusted, the "Exercise Price"), on the terms and conditions set forth herein.

     3.   Exercisability.
          --------------

          (a) The Option shall become exercisable to the extent of one-fifth (1/5) of the number of Option Shares as of the end of each fiscal year set forth on Exhibit 2 of this Agreement if the Company's Earnings before Interest, Taxes, Depreciation and Amortization ("EBITDA"), as defined on Exhibit 2, equals or exceeds the Target annual EBITDA amount set forth in column (A) of Exhibit 2 with respect to such fiscal year. If for any fiscal year set forth on Exhibit 2 the Company's cumulative annual EBITDA amount for that and the preceding fiscal years equals or exceeds the Cumulative Target EBITDA amount set forth in column
(B) of Exhibit 2 with respect to such fiscal year, the Option shall become exercisable to the extent that it would have become exercisable had the Company achieved its Target annual EBITDA amounts for that and each of the preceding fiscal years.

          (b) Notwithstanding Section 3(a), (i) upon the occurrence of an Initial Public Offering, in which case the schedule set forth in Section 3(a) shall not apply to the extent that Options are not yet exercisable, the Optionee shall have the right (A) to exercise one-third (1/3) of all unexercisable Options on the first anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; (B) to exercise an additional one third (1/3) of all unexercisable Options (as of the first anniversary) on the second anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; and (C) to exercise the remaining one-third (1/3) of all unexercisable Options on the third anniversary of the Initial Public Offering, provided that the Optionee remains continuously employed by the Company through such anniversary; (ii) upon the occurrence of an Approved Sale, in which case the schedule set forth in Section 3(a) shall not apply to the extent that Options are not yet exercisable, the Optionee shall have the right to exercise up to fifty percent (50%) of all unexercisable Options, provided, and to the extent, that the Initial Stockholders receive a twenty percent (20%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale); and shall have the right to exercise up to seventy-five percent (75%) of all unexercisable options if the Initial Stockholders receive a twenty-five percent (25%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the closing of the Approval Sale (taking into account the Approved Sale); and shall have the right to exercise up to one-hundred percent (100%) of all unexercisable Options if the Initial Stockholders receive a thirty percent (30%) annual internal rate of return (calculated on a fully diluted basis) from the Closing Date until the date of closing of the Approved Sale (taking into account the Approved Sale), and (iii) upon the seventh (7th) anniversary of the date hereof, provided the Optionee remains continuously employed by the Company through such anniversary, any unexercisable Option shall immediately become fully exercisable.

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

     4.   Expiration.
          ----------

          (a) Subject to Section 6(a), the exercisable portion of the Option shall expire upon the thirtieth (30th) day following the seventh (7th) anniversary of the Effective Date unless, if earlier, (i) the Optionee resigns without Good Reason, in which case the exercisable portion of the Option shall expire thirty (30) days following the Termination Date, or (ii) the Optionee is terminated for Cause from employment by the Company, in which case the exercisable portion of the Option shall expire immediately on the Termination Date, or (iii) in the event of the death or Disability of the Optionee the exercisable portion of the option shall expire one (1) year from the date of death or Disability or (iv) the Optionee resigns for Good Reason or is terminated by the Company without Cause, in which case the exercisable portion of the Option shall expire one hundred eighty (180) days following the Termination Date; or (v) in the event the Company exercises the repurchase right pursuant to Section 9 hereof, or in the event the Optionee or his or her representative exercises the put right pursuant to Section 9 hereof, the exercisable portion of the Option shall expire on the business day immediately preceding the Repurchase Date, the Put Date, or the date on which the Company acquires any Option Shares pursuant to Section 9(c) hereof, as the case may be.

          (b) The unexercisable portion of the Option shall expire on the Termination Date; provided, that in the case where the employment of the Optionee is terminated without Cause, for Good Reason, or due to death or Permanent Disability, the unexercisable portion of the Option scheduled to become exercisable in such year shall not terminate until the thirtieth (30th) day following the date on which the Optionee received notice of the EBITDA for the Fiscal Year during which the Termination Date occurred, and a pro rata portion of the portion of the Option scheduled to become exercisable in the year including the Termination Date shall become exercisable as if the Optionee's employment had not been terminated, such proration to be determined upon the number of days elapsed in the year in which the Termination Date occurred.

     5.   Nontransferability.  Subject to Section 9 hereof, the Option shall not
          ------------------
be transferable by the Optionee except that the Optionee may transfer the Option to (a) his or her spouse, child, estate, personal representative, heir or successor (b) a trust for the benefit of the Optionee or his or her spouse, child or heir, or (c) a partnership the partners of which consist solely of the Optionee and/or his or her spouse, child, heir, and/or successor (each, a "permitted transferee") and the Option is exercisable, during the Optionee's lifetime, only by him or her or a permitted transferee, or, in the event of the Optionee's Permanent Disability, his or her guardian or legal representative. More particularly (but without limiting the generality of the foregoing), the Option may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise), and shall not be subject to execution, attachment or similar process. Any assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option that would otherwise effect a change in the ownership of the Option, shall terminate the Option; provided, however, that in the case of the involuntary levy of any attachment or similar involuntary process upon the Option, the Optionee shall have thirty (30) days after notice thereof to cure such levy or process before the Option terminates. This Agreement shall be binding on and enforceable against any person who is a permitted transferee of the Option.

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

     6.   Effect of Approved Sale; Adjustments.
          ------------------------------------

          (a) In the event of an Approved Sale, the unexercised portion of the Option shall terminate upon such Approved Sale, provided that, unless the agreement or plan of merger effecting such Approved Sale provides that the Optionee shall receive upon such Approved Sale, with respect to the entire exercisable but unexercised portion of the Option, the same consideration that the holders of the Class A Stock shall be entitled to receive upon such Approved Sale, less the Exercise Price attributable to such exercisable but unexercised portion, then the Optionee shall be given at least thirty (30) days' prior notice of the proposed Approved Sale and shall be entitled to exercise such exercisable but unexercised portion of the Option at any time during such thirty
(30) day period up to and until the close of business on the day immediately preceding the date of consummation of such Approved Sale and upon exercise of the Option the Option Shares shall be treated in the same manner as the shares of any other holder of Class A Stock.

          (b) Subject to Section 6(a), if the shares of the Class A Stock are changed into or exchanged for a different number or kind of shares or securities, as the result of any one or more reorganizations, recapitalizations, mergers, acquisitions, stock splits, reverse stock splits, stock dividends or similar events, an appropriate adjustment shall be made in the number and kind of shares or other securities subject to the Option, and the price for each share or other unit of any securities subject to this Agreement, in accordance with Section 13 of the Plan. No fractional interests shall be issued on account of any such adjustment unless the Committee specifically determines to the contrary; provided, however, that in lieu of fractional interests, the Optionee, upon the exercise of the Option in whole or part, shall receive cash in an amount equal to the amount by which the fair market value of such fractional interests exceeds the Exercise Price attributable to such fractional interests.

     7.   Exercise of the Option.  Prior to the expiration thereof, the Optionee
          ----------------------
may exercise the exercisable portion of the Option from time to time in whole or in part. Upon electing to exercise the Option, the Optionee shall deliver to the Secretary of the Company a written and signed notice of such election setting forth the number of Option Shares the Optionee has elected to purchase and shall at the time of delivery of such notice tender cash or a cashier's or certified bank check to the order of the Company for the full Exercise Price of such Option Shares and any amount required pursuant to Section 16 hereof. Alternatively, if the Company is not at the time prohibited from purchasing or acquiring shares of its capital stock, the Exercise Price may be paid in whole or in part by delivery of shares of the Class A Stock owned by the Optionee provided that Optionee has owned such shares for at least six (6) months. The value of any such shares delivered or withheld as payment of the Exercise Price shall be such shares' fair market value as determined by the Committee. The Committee further may, in its discretion, permit payment of the Exercise Price in such form or in such manner as may be permissible under the Plan and under any applicable law.

     8.   Restrictions on Transfers of Shares Issuable Upon Exercise.  Subject
          ----------------------------------------------------------
to Section 9 hereof, prior to the earlier of (A) 180 days following an Initial Public Offering or (B) an Approved Sale, the Option Shares shall not be transferable or transferred, assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) except that the Optionee may transfer the Option Shares (i) to a permitted transferee, as defined in Section 5 of this Agreement, or (ii) as permitted by the Articles of Incorporation. This Agreement shall be binding on and enforceable against any person who is a permitted

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

transferee of the Option Shares except a person who acquires the Option Shares pursuant to the Articles of Incorporation or as part of the Initial Public Offering. The stock certificates issued to evidence Option Shares upon exercise of the Option hereunder shall bear a legend referring to this Agreement and the restrictions contained herein.

     9.   Repurchase of Option Shares.
          ---------------------------

          (a) In the event that the Optionee ceases to be employed by the Company for any reason prior to an Initial Public Offering, the Company, during the sixty (60) days following the Termination Date (subject to Section 9(c), the "Repurchase Period") shall have the right to purchase all or any portion of the Option Shares (the "Repurchase Right"). The purchase price for each Option Share shall equal Fair Market Value unless the Optionee resigns without Good Reason prior to May 10, 2003 or is terminated for Cause at any time, in which case the purchase price will be the lower of Fair Market Value or the Exercise Price. If the Company elects to purchase the Option Shares, it shall notify the Optionee at or before the end of the Repurchase Period of such election and the purchase price shall be paid in cash at a time set by the Company (the "Repurchase Date") within thirty (30) days after the end of the Repurchase Period, provided that the Optionee has presented to the Company a stock certificate evidencing the Option Shares duly endorsed for transfer (the "Endorsed Certificate"). If the Optionee fails to deliver the Endorsed Certificate, the Option Shares represented thereby shall be deemed to have been purchased upon (i) the payment by the Company of the purchase price to the Optionee or his or her permitted transferee or (ii) notice to the Optionee or such permitted transferee that the Company is holding the purchase price for the account of the Optionee or such permitted transferee, and upon such payment or notice the Optionee and such permitted transferee will have no further rights in or to such Option Shares. The Company may assign its Repurchase Right hereunder to Saturn Equity Limited ("SEL") or to an affiliate of the Company. If the Option Shares are not purchased pursuant to Section 9(a) or 9(b), the restrictions on transfer thereof contained in Sections 5 and 8 of this Agreement shall terminate and be of no further force and effect.

          (b) If the Optionee's employment with the Company is terminated prior to an Initial Public Offering (i) by the Company without Cause; (ii) due to the Optionee's Retirement, death or Permanent Disability; (iii) by the Optionee for Good Reason; or (iv) at any time after May 10, 2003 for any reason other than for Cause, the Optionee or his or her representative or permitted transferee, during the 120 days following the Termination Date (subject to Section 9(c), the "Put Period") shall have the right to require SEL to purchase all or any portion of the Option Shares then held by Optionee (the "Put Right"), unless, by the thirtieth (30) day after the Company and SEL have received notice of the Optionee's election to exercise the Put Right, the Company has notified the Optionee and SEL of its election, exercisable at the discretion of the Company, to purchase the Option Shares on the same terms as such Option Shares were to be purchased by SEL, in which case such Option Shares will be acquired by the Company. The purchase price shall be at Fair Market Value, unless the employment of the Optionee is terminated without Cause prior to May 10, 2003, in which case the purchase price will be the lower of Fair Market Value or the Exercise Price. The purchase price shall be paid in cash at a time specified by SEL or the Company, as applicable, within thirty (30) days after the end of the Put Period, provided that SEL or the Company, as the case may be, need not pay the purchase price until such later time that the Optionee presents to the Company the Endorsed Certificate.

          (c) In the event that (i) on the Termination Date, Optionee owns Option Shares that have not been owned by the Optionee for a period of at least six (6) months, and/or (ii) following the Termination Date, the Optionee exercises any then outstanding vested Option pursuant to this Agreement (including without limitation any Option which becomes exercisable by virtue of Section 4(b) hereof), with respect to all such Option Shares, the Repurchase Period and the Put Period will not commence on the Termination Date but rather will commence on the first date on which all such Option Shares have been owned by Optionee for six (6) months.

          (d) The Fair Market Value of Option Shares to be purchased by the Company hereunder shall be determined in good faith by the Company's Board of Directors. The Board of Directors shall make its determination of Fair Market Value annually (the "Annual Valuation") promptly after the completion of the Company's audited financial statements for the year then completed and such determination shall remain in effect until the Board of Directors makes the next Annual Valuation. Notwithstanding the foregoing, if the Board of Directors or an investment banker or appraiser appointed by the Company makes a determination of Fair Market Value subsequent to an Annual Valuation, such subsequent determination shall supersede the Annual Valuation then in effect and shall establish the Fair Market Value until the next Annual Valuation. The Fair Market Value shall be based on an assumed sale of 100% of the outstanding capital stock of the Company. If such determination of the Fair Market Value is challenged by the Optionee, each of the Optionee and the Board of Directors will select an appraiser or investment banker, and the two appraisers and investment bankers, as the case may be, will select a mutually acceptable investment banker or appraiser. The three selected appraisers or investment bankers, as the case may be (the "Appraisers"), shall establish the Fair Market Value as of the date of valuation referenced in the Annual Valuation or a subsequent determination. The Appraisers' determination shall be conclusive and binding on the Company and the Optionee. The Optionee shall bear all costs incurred in connection with the services of such Appraisers if the Fair Market Value determined by such Appraisers is less than or equal to 110% of the determination challenged by the Optionee. All costs in connection with the services of such Appraisers will be borne equally by the Company and the Optionee if the Fair Market Value established by such Appraisers is greater than 110% but less than or equal to 120% of the determination challenged by the Optionee. The Company shall bear all costs incurred in connection with the services of such Appraisers if the Fair Market Value established by such Appraisers is greater than 120% of the determination challenged by the Optionee. If it is determined that the Optionee bears some or all of the costs incurred in connection with the services of the Appraisers, the Optionee shall promptly pay or reimburse the Company for such costs.

          (e) The Optionee shall not be considered to have ceased to be employed by the Company for purposes of this Agreement if he continues to be employed by the Company or a Subsidiary, or by a company of which the Company is a subsidiary.

     10.  Compliance with Legal Requirements.
          ----------------------------------

          (a) No Option Shares shall be issued or transferred pursuant to this Agreement unless and until all legal requirements applicable to such issuance or transfer have, in the opinion of counsel to the Company, been satisfied. Such requirements may include, but are not limited to, registering or qualifying such Option Shares under any state or federal law, satisfying any applicable law relating to the transfer of unregistered securities or demonstrating the availability of an exemption from applicable laws, placing a legend on the Shares to the effect that they were issued in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the "Act"), and may not be transferred other than in reliance upon Rule 144 or Rule 701 promulgated under the Act, if available, or upon another exemption from the Act, or obtaining the consent or approval of any governmental regulatory body.

          (b) The Optionee understands that the Company intends for the offering and sale of Option Shares to be effected in reliance upon Rule 701 or another available exemption from registration under the Act, and that the Company is under no obligation to register for resale the Option Shares issued upon exercise of the Option, subject to other applicable agreements or the Articles of Incorporation. In connection with any such issuance or transfer, the person acquiring the Option Shares shall, if requested by the Company, provide information and assurances satisfactory to counsel to the Company with respect to such matters as the Company reasonably may deem desirable to assure compliance with all applicable legal requirements.

     11.  Subject to Articles of Incorporation.  The Optionee acknowledges that
          ------------------------------------
the Option Shares are subject to the terms of the Articles of Incorporation.

     12.  No Interest in Shares Subject to Option.  Neither the Optionee
          ---------------------------------------
(individually or as a member of a group) nor any beneficiary or other person claiming under or through the Optionee shall have any right, title, interest, or privilege in or to any shares of stock allocated or reserved for the purpose of the Plan or subject to this Agreement except as to such Option Shares, if any, as shall have been issued to such person upon exercise of an Option or any part thereof.

     13.  Plan Controls.  The Option hereby granted is subject to, and the
          -------------
Company and the Optionee agree to be bound by, all of the terms and conditions of the Plan as the same may be amended from time to time in accordance with the terms thereof, but no such amendment shall be effective as to the Option without the Optionee's consent insofar as it may adversely affect the Optionee's rights under this Agreement.

     14.  Not an Employment Contract.  Nothing in the Plan, in this Agreement or
          --------------------------
any other instrument executed pursuant thereto shall confer upon the Optionee any right to continue in the employ of the Company or any Subsidiary or shall affect the right of the Company or any Subsidiary to terminate the employment of the Optionee with or without Cause.

     15.  Governing Law.  All terms of and rights under this Agreement shall be
          -------------
governed by and construed in accordance with the internal laws of the State of Minnesota, without giving effect to principles of conflicts of law.

     16.  Taxes.  The Committee may, in its discretion, make such provisions and
          -----
take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and other taxes required by law to be withheld with respect to the issuance or exercise of the Option including, but not limited to, deducting the amount of any such withholding taxes from any other amount then or thereafter payable to the Optionee, requiring the

Optionee to pay to the Company the amount required to be withheld or to execute such documents as the Committee deems necessary or desirable to enable it to satisfy its withholding obligations, or any other means provided in the Plan; provided further that the Optionee may satisfy all aforesaid withholding tax obligations by directing the Company to withhold that number of Option Shares with an aggregate Fair Market Value equal to the amount of all federal, state, local and other taxes required to be withheld, or delivering to the Company such number of previously held Shares, which Shares have been owned by the Optionee for at least six (6) months with an aggregate Fair Market Value equal to the minimum statutory amount of the federal, state, local and other taxes required to be withheld.

     17.  Notices.  All notices, requests, demands and other communications
          -------
pursuant to this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered, telexed or telecopied to, or, if mailed, when received by, the other party at the following addresses (or at such other address as shall be given in writing by either party to the other):

          If to the Company to:

               Jostens, Inc.
               5501 Norman Center Drive
               Minneapolis, Minnesota 55437
               Facsimile: (612) 830-3380
               Attention:  General Counsel

               With a copy to:

               Gibson, Dunn & Crutcher LLP
               200 Park Avenue, 47th Floor
               New York, New York 10166-0193
               Facsimile: (212) 351-4035
               Attention:  E. Michael Greaney, Esq.

     If to the Optionee to the address set forth below the Optionee's signature below.

     18.  Amendments and Waivers.  This Agreement may be amended, and any
          ----------------------
provision hereof may be waived, only by a writing signed by the party to be charged.

     19.  Entire Agreement.  This Agreement, together with the Plan, sets forth
          ----------------
the entire agreement and understanding between the parties as to the subject matter hereof and supersedes all prior oral and written and all contemporaneous oral discussions, agreements and understandings of any kind or nature.

     20.  Separability.  If any term or other provision of this Agreement is
          ------------
invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the maximum extent possible.

     21.  Headings.  The headings preceding the text of the sections hereof are
          --------
inserted solely for convenience of reference, and shall not constitute a part of this Agreement, nor shall they affect its meaning, construction or effect.

     22.  Counterparts.  This Agreement may be executed in two counterparts,
          ------------
each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     23.  Further Assurances.  Each party shall cooperate and take such action
          ------------------
as may be reasonably requested by another party in order to carry out the provisions and purposes of this Agreement.

     24.  Remedies.  In the event of a breach by any party to this Agreement of
          --------
its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is hereby waived.

     25.  Binding Effect.  This Agreement shall inure to the benefit of and be
          --------------
binding upon the parties hereto and their respective permitted successors and assigns.

     26.  RELIANCE ON THIS AGREEMENT.
          ---------------------------

     (a) THE OPTIONEE ACKNOWLEDGES THAT, ALTHOUGH THERE ARE MANY POSSIBLE METHODS OF DETERMINING THE PURCHASE PRICE OF THE COMPANY'S SHARES, THE OPTIONEE HAS ENTERED INTO THIS AGREEMENT IN RELIANCE UPON THE EXPECTATION AND UNDERSTANDING THAT THE METHOD(S) CONTAINED IN THIS AGREEMENT FOR DETERMINING THE PURCHASE PRICE OF THE COMPANY'S SHARES WILL BE APPLIED UNDER THE CIRCUMSTANCES AND IN ACCORDANCE WITH THE TERMS AND CONDITIONS SET FORTH IN THIS AGREEMENT. ACCORDINGLY, IT IS THE INTENTION AND EXPECTATION OF THE OPTIONEE THAT, IN SITUATIONS IN WHICH THIS AGREEMENT IS APPLICABLE, THE COURTS SHALL INTERPRET AND APPLY THIS AGREEMENT STRICTLY IN ACCORDANCE WITH ITS TERMS AND CONDITIONS, WHETHER ACTING UNDER SECTION 302A.751 OF THE MINNESOTA BUSINESS CORPORATION ACT OR OTHERWISE.

     (b) THE OPTIONEE CONFIRMS THAT THE OPTIONEE HAS CAREFULLY REVIEWED THIS AGREEMENT AND UNDERSTANDS IT. THE OPTIONEE FURTHER CONFIRMS THAT THE OPTIONEE HAS CONSULTED WITH LEGAL COUNSEL REPRESENTING THE OPTIONEE CONCERNING THIS AGREEMENT.

     (c) THE OPTIONEE FURTHER REPRESENTS THAT, ALTHOUGH THE OPTIONEE IS (OR FROM TIME TO TIME MAY BE) AN EMPLOYEE, OFFICER AND/OR DIRECTOR OF THE COMPANY (OR OF A DIRECT OR INDIRECT

SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY), THE OPTIONEE IS HOLDING THE OPTION AND THE OPTION SHARES FOR THEIR POTENTIAL AS AN EQUITY INVESTMENT AND WITHOUT ANY EXPECTATION UNDER SECTION 302A.751 OF THE MINNESOTA BUSINESS CORPORATION ACT OR OTHERWISE THAT THE OWNERSHIP OF THE OPTION OR THE OPTION SHARES WILL ENTITLE THE OPTIONEE TO ANY RIGHTS AS AN EMPLOYEE, OFFICER OR DIRECTOR OF THE COMPANY (OR ANY SUCH SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY) THAT WOULD NOT EXIST IF THE OPTIONEE WERE NOT AN OPTIONHOLDER OR SHAREHOLDER. THE OPTIONEE FURTHER AGREES THAT NO CHANGE IN HIS OR HER EXPECTATIONS CONCERNING EMPLOYMENT OR CONCERNING HIS OR HER PARTICIPATION AS AN OFFICER OR DIRECTOR WILL HAVE A REASONABLE BASIS UNLESS SET FORTH IN A WRITTEN AGREEMENT EXPRESSLY GIVING THE OPTIONEE ADDITIONAL RIGHTS AS TO SUCH MATTERS. THE COMPANY HEREBY ADVISES THE OPTIONEE THAT THE COMPANY HAS THE EXPECTATION THAT THE OPTIONEE WILL NOT HAVE ANY RIGHT TO EMPLOYMENT BY THE COMPANY (OR BY ANY DIRECT OR INDIRECT SUBSIDIARY OR OTHER AFFILIATE OF THE COMPANY) OR TO CONTINUE TO BE AN OFFICER OR DIRECTOR OF THE COMPANY (OR OF ANY SUCH SUBSIDIARY OR OTHER AFFILIATE) BY VIRTUE OF THE OPTIONEE'S OWNERSHIP OF THE OPTIONS OR THE OPTION SHARES.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                   JOSTENS, INC.


                                   By: /s/ Lee U. McGrath
                                       ------------------
                                   Name:  Lee U. McGrath
                                   Title: Vice President and Treasurer


                                   /s/ William Priesmeyer
                                   ----------------------
                                   Name:  William Priesmeyer

                                   Address:


                                   Number of Option Shares:  48,351


Accepted and agreed to for purposes
of Section 9(b) only:

SATURN EQUITY LIMITED

By: /s/ Sydney J. Coleman
    ---------------------
Name:  Sydney J. Coleman
Title: Director


Address:  P.O. Box 1111

          Grant Cayman

          Cayman Islands, BWI

                                   EXHIBIT 1

                                 JOSTENS, INC.
                              STOCK INCENTIVE PLAN

                                   EXHIBIT 2
                        EARNINGS BEFORE INTEREST, TAXES,
                         DEPRECIATION AND AMORTIZATION
                            (IN MILLIONS OF DOLLARS)

                                  (A)                  (B)
                                                   Cumulative
         Fiscal Year             Target              Target
         -----------             ------            ----------
           2000                  $142.9
           2001                  $173.2               $316.1
           2002                  $198.5               $514.6
           2003                  $216.3               $730.9
           2004                  $224.9               $955.8

     Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") for a particular period is defined as Consolidated Net Income (loss) of the Company and its subsidiaries as shown on the consolidated statement of income
(loss) for such period prepared in accordance with U.S. GAAP, consistently applied, which shall (i) exclude or be adjusted otherwise for all acquisitions and additional equity contributions to the extent such acquisitions and/or equity contributions materially change target EBITDA for any particular Fiscal Year,(ii) reflect a reduction for all management and employment bonuses payable with respect to the Fiscal Year of the Company and (iii) be adjusted for any material Board approved amendment to the capital expenditure plan; plus (minus), to the extent such amounts are otherwise taken into account in determining EBITDA (prior to adjustment), the following:

     1. Any provision (benefit) for taxes, including franchise taxes, deducted (added) in calculating such consolidated net income (loss);

     2. Any interest expense (net of interest income), deducted in calculating such consolidated net income (loss);

     3. Amortization expenses deducted in calculating such consolidated net income (loss);

     4.   Depreciation expense deducted in calculating consolidated net income
(loss);

     5. Management fees paid to Investcorp to the extent recorded as an expense in calculating such consolidated net income (loss);

     6. Any unusual losses (gains) deducted (added) in calculating such consolidated net income (loss). This adjustment is intended to exclude, in the calculation of EBITDA, the effects, if any, of any transactions outside of the Company's ordinary course of business as and to the extent determined to be appropriate in good faith by the Board.

     The Board reserves the right to make other adjustments to EBITDA or the EBITDA targets as the Board determines in good faith are appropriate to take into account the effect of material transactions or events during the period, including without limitation acquisitions, divestitures, equity issuances and significant changes to capital expenditure plans.

     The Optionee and his or her representative shall be provided reasonable opportunity to review the computation of EBITDA and reasonable access to the data and information supporting such computation, but the Board's determination shall be conclusive and binding.